                                                      Filed Pursuant to Rule 433
                                             Registration File No. 333-125485-19

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3

--------------------------------------------------------------------------------

                           $227,101,000 (APPROXIMATE)

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,

                              RAAC SERIES 2005-SP3

                                 [GMAC RFC LOGO]

                           RAAC SERIES 2005-SP3 TRUST
                                     ISSUER

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                    DEPOSITOR

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

EXPECTED TIMING:       Pricing Date:          On or about December 19, 2005
                       Settlement Date:       On or about December 29, 2005
                       First Payment Date:    January 25, 2006

STRUCTURE:             Rating Agencies:       Moody's and Standard & Poor's

                                DECEMBER 15, 2005

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3

--------------------------------------------------------------------------------

                                   DISCLAIMER

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (203) 625-2700.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3

--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                      SENSITIVITY ANALYSIS
---------------------------------------------------------------------------------------------------------------------------
                                                          TO 10% CALL
% OF PRICING SPEED ASSUMPTION           0%             50%            75%             100%           125%            150%
---------------------------------------------------------------------------------------------------------------------------

CLASS A-1

Avg. Life (yrs)                       11.01           1.75            1.20            0.91           0.73            0.60
Window (# months)                      229             46              30              22             18              15
Maturity (month-yr)                   Jan-25         Oct-09          Jun-08          Oct-07         Jun-07          Mar-07
---------------------------------------------------------------------------------------------------------------------------
CLASS A-2

Avg. Life (yrs)                       22.44           5.86            3.93            2.78           2.04            1.66
Window (# months)                       81             58              42              31             16              13
Maturity (month-yr)                   Sep-31         Jul-14          Nov-11          Apr-10         Sep-08          Mar-08
---------------------------------------------------------------------------------------------------------------------------
CLASS M-1

Avg. Life (yrs)                       25.09           8.53            5.87            4.62           4.09            4.08
Window (# months)                      108             105             71              43             23              7
Maturity (month-yr)                   Oct-34         Oct-18          Nov-14          Sep-12         Mar-11          Mar-10
---------------------------------------------------------------------------------------------------------------------------
CLASS M-2

Avg. Life (yrs)                       25.09           8.53            5.87            4.57           3.93            3.71
Window (# months)                      108             105             71              44             25              11
Maturity (month-yr)                   Oct-34         Oct-18          Nov-14          Sep-12         Mar-11          Mar-10
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                      SENSITIVITY ANALYSIS
---------------------------------------------------------------------------------------------------------------------------
                                                          TO MATURITY
% OF PRICING SPEED ASSUMPTION           0%             50%            75%             100%           125%            150%
---------------------------------------------------------------------------------------------------------------------------

CLASS A-1

Avg. Life (yrs)                       11.01           1.75            1.20            0.91           0.73            0.60
Window (# months)                      229             46              30              22             18              15
Maturity (month-yr)                   Jan-25         Oct-09          Jun-08          Oct-07         Jun-07          Mar-07
---------------------------------------------------------------------------------------------------------------------------
CLASS A-2

Avg. Life (yrs)                       22.44           5.86            3.93            2.78           2.04            1.66
Window (# months)                       81             58              42              31             16              13
Maturity (month-yr)                   Sep-31         Jul-14          Nov-11          Apr-10         Sep-08          Mar-08
---------------------------------------------------------------------------------------------------------------------------
CLASS M-1

Avg. Life (yrs)                       25.25           9.27            6.43            5.04           4.45            4.39
Window (# months)                      119             196            142              97             67              44
Maturity (month-yr)                   Sep-35         May-26          Oct-20          Mar-17         Nov-14          Apr-13
---------------------------------------------------------------------------------------------------------------------------
CLASS M-2

Avg. Life (yrs)                       25.25           9.12            6.31            4.90           4.21            3.93
Window (# months)                      119             172            122              82             57              37
Maturity (month-yr)                   Sep-35         May-24          Feb-19          Nov-15         Nov-13          May-12
---------------------------------------------------------------------------------------------------------------------------

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3

--------------------------------------------------------------------------------

                                NET WAC CAP RATE
                       (Static = Current Index Values (1)
             Shock = Current Index Values (1) for the Initial period
                           and then All Indices = 20%;
            23% HEP on fixed rate collateral and 100% Arm PPC on the
                 adjustable rate collateral; Act/360, no losses)

                                   TO 10% CALL

------------------------------------------------
                         STATIC (%)   SHOCK (%)
PERIOD    PAYMENT DATE      (1)        (1)(2)
------------------------------------------------
   1        01/25/06       8.05        8.05
   2        02/25/06       7.01        20.60
   3        03/25/06       7.76        21.42
   4        04/25/06       7.01        20.74
   5        05/25/06       7.31        21.13
   6        06/25/06       7.07        20.96
   7        07/25/06       7.32        21.32
   8        08/25/06       7.08        21.11
   9        09/25/06       7.08        21.15
   10       10/25/06       7.32        21.42
   11       11/25/06       7.08        21.30
   12       12/25/06       7.32        21.58
   13       01/25/07       7.08        21.38
   14       02/25/07       7.08        21.41
   15       03/25/07       7.85        22.15
   16       04/25/07       7.09        21.41
   17       05/25/07       7.78        19.37
   18       06/25/07       7.52        19.19
   19       07/25/07       7.76        19.58
   20       08/25/07       7.50        19.41
   21       09/25/07       7.50        19.45
   22       10/25/07       8.10        18.17
   23       11/25/07       7.92        18.24
   24       12/25/07       8.18        18.60
   25       01/25/08       7.91        18.40
   26       02/25/08       7.90        18.46
   27       03/25/08       8.45        19.05
   28       04/25/08       7.99        18.58
   29       05/25/08       8.28        19.08
   30       06/25/08       8.00        18.84
   31       07/25/08       8.26        19.23
   32       08/25/08       7.99        19.00
   33       09/25/08       7.99        19.00
   34       10/25/08       8.27        19.39
   35       11/25/08       8.00        19.35
   36       12/25/08       8.26        19.72
   37       01/25/09       7.99        19.48
   38       02/25/09       7.98        19.25
   39       03/25/09       8.83        20.25
   40       04/25/09       7.97        19.43
   41       05/25/09       8.23        19.80
   42       06/25/09       7.96        19.53
   43       07/25/09       8.22        19.88
   44       08/25/09       7.95        19.61
   45       09/25/09       7.94        19.65
   46       10/25/09       8.20        20.00
   47       11/25/09       7.93        19.73
   48       12/25/09       8.19        20.06
   49       01/25/10       7.92        19.78
   50       02/25/10       7.92        19.81
   51       03/25/10       8.76        20.81
   52       04/25/10       7.90        19.88
   53       05/25/10       8.17        20.19
   54       06/25/10       7.90        19.92
   55       07/25/10       8.17        20.22
   56       08/25/10       7.90        19.93
   57       09/25/10       7.89        19.97
   58       10/25/10       8.15        20.30
   59       11/25/10       7.88        20.04
   60       12/25/10       8.14        20.37
   61       01/25/11       7.87         8.92
   62       02/25/11       7.87         8.90
   63       03/25/11       8.70         9.84
   64       04/25/11       7.85         8.87
   65       05/25/11       8.11         9.16
   66       06/25/11       7.84         8.85
   67       07/25/11       8.10         9.13
   68       08/25/11       7.83         8.82
   69       09/25/11       7.83         8.81
   70       10/25/11       8.08         9.09
   71       11/25/11       7.81         8.78
   72       12/25/11       8.07         9.06
   73       01/25/12       7.80         8.76
   74       02/25/12       7.80         8.74
   75       03/25/12       8.33         9.33
   76       04/25/12       7.79         8.71
   77       05/25/12       8.04         8.99
   78       06/25/12       7.78         8.69
   79       07/25/12       8.03         8.96
   80       08/25/12       7.77         8.66
   81       09/25/12       7.76         8.65
------------------------------------------------

-------------------

(1)  1Month Libor 4.369000%; 6Month Libor = 4.665000%; 1Year Libor = 4.83000%;
     1Month CMT= 3.610000; 1Year CMT = 4.332060%; 3Year CMT= 4.380121;
     COFI_11=3.074000%

(2)  Assumes payments are received from the related Yield Maintenance Agreement.

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3

--------------------------------------------------------------------------------

                                  EXCESS SPREAD

Calculations are run to call at both static (1ML = 4.369000%, 6ML = 4.665000%,
12ML = 4.830000%, 1MCMT= 3.610000%, 12MCMT = 4.332060%, 36MCMT=4.380121% and
COFI_11 = 3.074000%) and forward curves. Excess spread means the per annum rate equal to 12 times the quotient of (x) the difference between (a) the total scheduled interest of the mortgage loans based on the Net Mortgage Rates in effect on the related due date minus (b) the total interest due on the
Certificates plus Yield Maintenance Amounts, divided by (y) the aggregate principal balance of the Mortgage Loans as of the first day of the applicable accrual period. Other assumptions include: (1) 23% HEP on fixed rate collateral and 100% Arm PPC on the adjustable rate collateral, (2) no defaults and no losses:

-----------------------------------------------------------------------------------------------------------------
             EXCESS                             12                     12         36                   EXCESS
             SPREAD     1 MONTH    6 MONTH     MONTH     1 MONTH     MONTH       MONTH                SPREAD IN
             IN BPS       FWD        FWD        FWD        FWD        FWD         FWD       FWD          BPS
            (STATIC      LIBOR      LIBOR      LIBOR       CMT        CMT         CMT     COFI_11       (FWD
   PD        RATES)       (%)        (%)        (%)        (%)        (%)         (%)       (%)        CURVE)(%)
-----------------------------------------------------------------------------------------------------------------

    1         307      4.369000   4.665000   4.830000   3.610000   4.332060    4.380121  3.074000        307
-----------------------------------------------------------------------------------------------------------------
    2         246      4.494000   4.745000   4.866350   3.680996   4.403056    4.404870  3.330210        244
-----------------------------------------------------------------------------------------------------------------
    3         293      4.560000   4.805000   4.890532   3.723348   4.445408    4.419054  3.551033        290
-----------------------------------------------------------------------------------------------------------------
    4         247      4.678000   4.856000   4.907476   3.737026   4.459086    4.422679  3.723703        243
-----------------------------------------------------------------------------------------------------------------
    5         269      4.784000   4.888000   4.912334   3.723587   4.445647    4.416345  3.869257        265
-----------------------------------------------------------------------------------------------------------------
    6         254      4.834000   4.898000   4.906379   3.694227   4.416287    4.404082  3.993312        250
-----------------------------------------------------------------------------------------------------------------
    7         271      4.840000   4.898000   4.896879   3.670547   4.392607    4.393608  4.091621        268
-----------------------------------------------------------------------------------------------------------------
    8         257      4.847000   4.897000   4.887180   3.663308   4.385368    4.388783  4.163529        253
-----------------------------------------------------------------------------------------------------------------
    9         257      4.859000   4.892000   4.874207   3.665122   4.387182    4.387047  4.216603        254
-----------------------------------------------------------------------------------------------------------------
    10        273      4.863000   4.884000   4.859491   3.675709   4.397769    4.388406  4.257186        269
-----------------------------------------------------------------------------------------------------------------
    11        258      4.842000   4.875000   4.844797   3.692334   4.414394    4.392014  4.286241        255
-----------------------------------------------------------------------------------------------------------------
    12        274      4.836000   4.866000   4.832120   3.709807   4.431867    4.396174  4.305008        271
-----------------------------------------------------------------------------------------------------------------
    13        259      4.835000   4.859000   4.823691   3.720475   4.442535    4.398340  4.317686        257
-----------------------------------------------------------------------------------------------------------------
    14        260      4.819000   4.853000   4.819029   3.723201   4.445261    4.398260  4.325252        257
-----------------------------------------------------------------------------------------------------------------
    15        307      4.812000   4.849000   4.816189   3.723229   4.445289    4.397823  4.328248        305
-----------------------------------------------------------------------------------------------------------------
    16        262      4.806000   4.846000   4.815303   3.720701   4.442761    4.397059  4.328599        260
-----------------------------------------------------------------------------------------------------------------
    17        323      4.793000   4.838000   4.816403   3.715838   4.437898    4.396010  4.326461        314
-----------------------------------------------------------------------------------------------------------------
    18        307      4.792000   4.830000   4.819419   3.708939   4.430999    4.394734  4.322993        298
-----------------------------------------------------------------------------------------------------------------
    19        321      4.799000   4.826000   4.824180   3.700385   4.422445    4.393303  4.320211        312
-----------------------------------------------------------------------------------------------------------------
    20        305      4.800000   4.825000   4.830416   3.690635   4.412695    4.391791  4.320661        296
-----------------------------------------------------------------------------------------------------------------
    21        305      4.790000   4.825000   4.837753   3.680229   4.402289    4.390291  4.319594        296
-----------------------------------------------------------------------------------------------------------------
    22        355      4.763000   4.828000   4.845717   3.669785   4.391845    4.388913  4.311366        343
-----------------------------------------------------------------------------------------------------------------
    23        348      4.744000   4.836000   4.853733   3.660003   4.382063    4.387783  4.295102        339
-----------------------------------------------------------------------------------------------------------------
    24        363      4.767000   4.848000   4.861125   3.651659   4.373719    4.387041  4.278384        353
-----------------------------------------------------------------------------------------------------------------
    25        347      4.796000   4.857000   4.867114   3.645612   4.367672    4.386840  4.274574        336
-----------------------------------------------------------------------------------------------------------------
    26        347      4.801000   4.862000   4.872226   3.641775   4.363835    4.387349  4.282884        336
-----------------------------------------------------------------------------------------------------------------
    27        378      4.805000   4.867000   4.877543   3.639420   4.361480    4.388617  4.289991        368
-----------------------------------------------------------------------------------------------------------------
    28        356      4.810000   4.872000   4.883049   3.638471   4.360531    4.390614  4.296239        347
-----------------------------------------------------------------------------------------------------------------
    29        374      4.815000   4.878000   4.888725   3.638811   4.360871    4.393295  4.301867        367
-----------------------------------------------------------------------------------------------------------------
    30        359      4.820000   4.883000   4.894554   3.640282   4.362342    4.396598  4.307036        351
-----------------------------------------------------------------------------------------------------------------
    31        374      4.825000   4.889000   4.900521   3.642683   4.364743    4.400447  4.311851        366
-----------------------------------------------------------------------------------------------------------------
    32        358      4.831000   4.896000   4.906607   3.645771   4.367831    4.404743  4.316376        350
-----------------------------------------------------------------------------------------------------------------
    33        359      4.836000   4.902000   4.912797   3.649263   4.371323    4.409367  4.320643        351
-----------------------------------------------------------------------------------------------------------------
    34        376      4.842000   4.909000   4.919075   3.652831   4.374891    4.414192  4.324664        368
-----------------------------------------------------------------------------------------------------------------
    35        361      4.848000   4.917000   4.925425   3.656109   4.378169    4.419073  4.328434        353
-----------------------------------------------------------------------------------------------------------------
    36        376      4.855000   4.924000   4.931831   3.658685   4.380745    4.423851  4.331936        369
-----------------------------------------------------------------------------------------------------------------
    37        360      4.862000   4.932000   4.938276   3.660109   4.382169    4.428351  4.335134        353
-----------------------------------------------------------------------------------------------------------------
    38        349      4.870000   4.940000   4.944840   3.660916   4.382976    4.432741  4.338364        340
-----------------------------------------------------------------------------------------------------------------
    39        396      4.878000   4.947000   4.951579   3.661976   4.384036    4.437310  4.341950        389
-----------------------------------------------------------------------------------------------------------------
    40        351      4.886000   4.955000   4.958446   3.663306   4.385366    4.442043  4.345791        343
-----------------------------------------------------------------------------------------------------------------
    41        366      4.893000   4.961000   4.965394   3.664926   4.386986    4.446925  4.349805        359
-----------------------------------------------------------------------------------------------------------------

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3

--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
             EXCESS                             12                     12         36                   EXCESS
             SPREAD     1 MONTH    6 MONTH     MONTH     1 MONTH     MONTH       MONTH                SPREAD IN
             IN BPS       FWD        FWD        FWD        FWD        FWD         FWD       FWD          BPS
            (STATIC      LIBOR      LIBOR      LIBOR       CMT        CMT         CMT     COFI_11       (FWD
    PD       RATES)       (%)        (%)        (%)        (%)        (%)         (%)       (%)        CURVE)(%)
-----------------------------------------------------------------------------------------------------------------

    42        350      4.900000   4.968000   4.972369   3.666855   4.388915    4.451939  4.353928        343
-----------------------------------------------------------------------------------------------------------------
    43        365      4.907000   4.974000   4.979318   3.669109   4.391169    4.457067  4.358105        358
-----------------------------------------------------------------------------------------------------------------
    44        349      4.914000   4.980000   4.986183   3.671709   4.393769    4.462290  4.362292        341
-----------------------------------------------------------------------------------------------------------------
    45        348      4.920000   4.986000   4.992903   3.674672   4.396732    4.467589  4.366449        340
-----------------------------------------------------------------------------------------------------------------
    46        362      4.926000   4.993000   4.999417   3.678016   4.400076    4.472940  4.370543        355
-----------------------------------------------------------------------------------------------------------------
    47        346      4.931000   5.000000   5.005658   3.681761   4.403821    4.478322  4.374540        339
-----------------------------------------------------------------------------------------------------------------
    48        361      4.936000   5.008000   5.011558   3.685924   4.407984    4.483710  4.378414        355
-----------------------------------------------------------------------------------------------------------------
    49        345      4.943000   5.016000   5.017046   3.690525   4.412585    4.489078  4.382124        338
-----------------------------------------------------------------------------------------------------------------
    50        344      4.952000   5.023000   5.021959   3.695607   4.417667    4.494477  4.386070        337
-----------------------------------------------------------------------------------------------------------------
    51        389      4.961000   5.029000   5.026228   3.701179   4.423239    4.499966  4.390540        384
-----------------------------------------------------------------------------------------------------------------
    52        343      4.968000   5.035000   5.029931   3.707204   4.429264    4.505530  4.395291        335
-----------------------------------------------------------------------------------------------------------------
    53        358      4.975000   5.039000   5.033152   3.713638   4.435698    4.511157  4.400135        352
-----------------------------------------------------------------------------------------------------------------
    54        342      4.981000   5.042000   5.035987   3.720437   4.442497    4.516831  4.404923        335
-----------------------------------------------------------------------------------------------------------------
    55        358      4.986000   5.044000   5.038537   3.727551   4.449611    4.522535  4.409534        352
-----------------------------------------------------------------------------------------------------------------
    56        342      4.990000   5.045000   5.040912   3.734928   4.456988    4.528255  4.413869        335
-----------------------------------------------------------------------------------------------------------------
    57        341      4.992000   5.046000   5.043231   3.742510   4.464570    4.533976  4.417842        335
-----------------------------------------------------------------------------------------------------------------
    58        356      4.993000   5.047000   5.045620   3.750237   4.472297    4.539679  4.421382        350
-----------------------------------------------------------------------------------------------------------------
    59        340      4.993000   5.048000   5.048216   3.758046   4.480106    4.545345  4.424422        334
-----------------------------------------------------------------------------------------------------------------
    60        355      4.992000   5.050000   5.051160   3.765868   4.487928    4.550954  4.426904        349
-----------------------------------------------------------------------------------------------------------------
    61        339      4.992000   5.053000   5.054606   3.773633   4.495693    4.556485  4.428766        289
-----------------------------------------------------------------------------------------------------------------
    62        338      4.995000   5.056000   5.058494   3.781239   4.503299    4.561909  4.430192        288
-----------------------------------------------------------------------------------------------------------------
    63        384      4.998000   5.059000   5.062644   3.788618   4.510678    4.567209  4.431503        339
-----------------------------------------------------------------------------------------------------------------
    64        337      5.001000   5.063000   5.067029   3.795743   4.517803    4.572383  4.432786        287
-----------------------------------------------------------------------------------------------------------------
    65        352      5.004000   5.066000   5.071621   3.802591   4.524651    4.577428  4.434111        303
-----------------------------------------------------------------------------------------------------------------
    66        336      5.007000   5.070000   5.076387   3.809134   4.531194    4.582343  4.435533        285
-----------------------------------------------------------------------------------------------------------------
    67        351      5.011000   5.073000   5.081294   3.815348   4.537408    4.587125  4.437098        301
-----------------------------------------------------------------------------------------------------------------
    68        335      5.014000   5.077000   5.086304   3.821208   4.543268    4.591777  4.438845        283
-----------------------------------------------------------------------------------------------------------------
    69        334      5.018000   5.081000   5.091378   3.826688   4.548748    4.596300  4.440808        282
-----------------------------------------------------------------------------------------------------------------
    70        349      5.021000   5.085000   5.096475   3.831761   4.553821    4.600694  4.443015        299
-----------------------------------------------------------------------------------------------------------------
    71        333      5.025000   5.089000   5.101549   3.836404   4.558464    4.604961  4.445495        281
-----------------------------------------------------------------------------------------------------------------
    72        348      5.029000   5.094000   5.106554   3.840590   4.562650    4.609103  4.448272        297
-----------------------------------------------------------------------------------------------------------------
    73        332      5.033000   5.098000   5.111440   3.844295   4.566355    4.613121  4.451374        279
-----------------------------------------------------------------------------------------------------------------
    74        331      5.037000   5.103000   5.116255   3.847736   4.569796    4.617020  4.454618        277
-----------------------------------------------------------------------------------------------------------------
    75        361      5.042000   5.108000   5.121082   3.851165   4.573225    4.620805  4.457792        311
-----------------------------------------------------------------------------------------------------------------
    76        330      5.046000   5.113000   5.125922   3.854609   4.576669    4.624482  4.460918        276
-----------------------------------------------------------------------------------------------------------------
    77        345      5.051000   5.118000   5.130773   3.858094   4.580154    4.628053  4.464010        292
-----------------------------------------------------------------------------------------------------------------
    78        329      5.056000   5.124000   5.135637   3.861649   4.583709    4.631525  4.467080        274
-----------------------------------------------------------------------------------------------------------------
    79        344      5.061000   5.130000   5.140514   3.865304   4.587364    4.634902  4.470137        290
-----------------------------------------------------------------------------------------------------------------
    80        328      5.066000   5.135000   5.145404   3.869091   4.591151    4.638194  4.473186        271
-----------------------------------------------------------------------------------------------------------------
    81        328      5.072000   5.141000   5.150307   3.873044   4.595104    4.641409  4.476232        270
-----------------------------------------------------------------------------------------------------------------

[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3

--------------------------------------------------------------------------------

                               BREAKEVEN CDR TABLE

-----------------------------------------------------

CLASS                    M-1                 M-2

LOSS SEVERITY            30%                 30%
DEFAULT               19.1 CDR            13.3 CDR
COLLATERAL LOSS        11.58%               8.92%

LOSS SEVERITY            40%                 40%
DEFAULT               13.6 CDR             9.7 CDR
COLLATERAL LOSS        12.09%               9.28%

LOSS SEVERITY            50%                 50%
DEFAULT               10.5 CDR             7.6 CDR
COLLATERAL LOSS        12.37%               9.48%
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ASSUMPTIONS:
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1)   Run at the Pricing Speed to Maturity
2)   Forward indices
3)   Triggers are failing
4)   12 month liquidation lag
5)   100% principal and interest advance
6)   "Break" is the CDR that creates the first dollar of principal loss on the related bond
7)   Defaults are in addition to prepayments
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[RBS GREENWICH CAPITAL LOGO]                                RAAC SERIES 2005-SP3

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CONTACT
INFORMATION:

RATING AGENCIES
---------------
MOODY'S
Timothy Gildner           212-553-2919       timothy.gildner@moodys.com

STANDARD & POOR'S
Amanda Hopkins            212-438-2465       amanda_hopkins@standardandpoors.com

FITCH RATINGS
Marc Lessner              212-908-0693       Marc.lessner@fitchratings.com